Exhibit 10.1

ESSEX PROPERTY TRUST, INC.

2013 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

Amended and Restated Non-Employee Director Equity Award Program

May 17, 2016

The undersigned, Angela L. Kleiman, hereby certifies that:

1.           She is the duly elected and acting Executive Vice President, Chief Financial Officer and Assistant Secretary of Essex Property Trust, Inc., a Maryland corporation (the “Company”).

2.           The Company’s Non-Employee Director Equity Award Program was adopted on September 10, 2013, and, effective as of May 17, 2016, it is amended and restated to provide as follows:

Article I

ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01	Establishment of Program

The Non-Employee Director Equity Award Program (as amended and restated, the “Program”) was adopted pursuant to the Essex Property Trust, Inc. 2013 Stock Award and Incentive Compensation Plan (the “Plan”), and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02	Purpose of Program

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through a program of automatic equity awards.

1.03	Effective Date of the Program

This amendment and restatement of the Program shall be effective upon the date specified above.  Awards made under the Program will be governed by the respective terms of the Program and related Award Agreements that apply on the grant dates of the Awards.

Article II

DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meanings given to them in the Plan.

2.01	Date of Grant and Number of Shares

(a)           Initial Grant. A onetime Non-Qualified Stock Option to purchase shares of Common Stock shall be granted (the “Initial Grant”) to each Non-Employee Director upon the date each such Non-Employee Director first becomes a Non-Employee Director (whether by appointment by the Board of Directors or election by stockholders). The Initial Grant shall have a dollar value equal to $80,000 on the grant date, and the number of shares underlying the Initial Grant shall equal $80,000 divided by the Black-Scholes value per share (based on grant date share price, volatility, dividend, risk free rate and term variables) or similar methodology used to determine compensation expense in the Company’s financial statements.

(b)           Annual Grants. In addition, immediately following each annual meeting of the Company’s stockholders and on that meeting date, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an equity award having a dollar value equal to $60,000 on the grant date, and in the case of the Chairman of the Board, an equity award having a dollar value equal to $170,000 (a “Subsequent Grant,” and the applicable dollar value, the “Subsequent Grant Dollar Value”). Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question, commencing with the date of the annual meeting to be held in May 2016.

(1)           Each Non-Employee Director may elect to receive the Subsequent Grant in the form of a Non-Qualified Stock Option, an Award of Restricted Stock, a Long-Term Incentive Award, or a combination of these types of Awards, under the form of Award Agreement attached hereto or attached to the Company’s Non-Employee Director Equity Award Program when it was adopted in 2013.  The Non-Employee Director must make the foregoing election by or immediately after the end of the annual meeting to which the Subsequent Grant relates, in an election form and under related procedures as may from time to time be communicated to the Non-Employee Director prior to the annual meeting. If an election is not timely made for any reason, the Non-Employee Director shall be deemed without further action to have elected a Non-Qualified Stock Option.

(2)           If the Subsequent Grant is awarded in the form of a Non-Qualified Stock Option, the number of shares underlying the Subsequent Grant shall equal the Subsequent Grant Dollar Value divided by the Black-Scholes value per share (based on grant date share price, volatility, dividend, risk free rate and term variables) or similar methodology used to determine compensation expense in the Company’s financial statements.

(3)           If the Subsequent Grant is awarded in the form of an Award of Restricted Stock (other than a Long-Term Incentive Award), the number of shares underlying the Subsequent Grant will be equal to the Subsequent Grant Dollar Value, divided by an amount equal to the Fair Market Value per Share of the Common Stock on the grant date.

2.02	Vesting/Transfer Restrictions

(a)           Initial Grant. Each Initial Grant under the Program will vest and become exercisable as to one-third (1/3) of the shares of Common Stock subject to the Option on the date of each of the first three annual meetings of the Company’s stockholders following the grant date, subject to the Non-Employee Director’s Continuous Service as a member of the Board through immediately prior to such meeting, such that the Option will be fully vested and exercisable on the third annual meeting of the Company’s stockholders following the grant date.

(b)           Subsequent Grants. Each Subsequent Grant awarded commencing in connection with the annual stockholders meeting in 2014, whether awarded in the form of an Option, an Award of Restricted Stock or a Long-Term Incentive Award will be fully vested as of the grant date; provided, however, that Shares subject to Restricted Stock awards and/or issued pursuant to the exercise of Options shall be subject to restrictions on transfer for the one-year period following the date of grant.

(c)           Termination of Service. Unless the Committee determines otherwise, if the Non-Employee Director terminates Continuous Service as a member of the Board for any reason prior to the vesting of the Initial Grant, the vesting of such Awards shall cease effective as of such termination, the unvested portion of the Awards shall be forfeited immediately upon such termination of Continuous Service as a member of the Board and the Non-Employee Director shall have no further rights with respect thereto.

2.03	Exercise Price of Options

The exercise price per Share of Common Stock of each Option granted under the Program shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

2.04	Term of Options

The term of each Option granted under the Program shall be 10 years from the date of grant of the Option, subject to earlier termination upon the termination of the Non-Employee Director’s Continuous Service as specified in the Award Agreement.

2.05	Change in Control

Each Award under the Program shall be subject to the provisions of Section 11 of the Plan relating to the effect on Awards of a Change in Control.

2.06	Vesting Acceleration Upon Death/Disability

Notwithstanding anything in Section 2.02 to the contrary, in the event a Non-Employee Director’s Continuous service terminates prior to a vesting date as a result of the Non-Employee Director’s death or Disability, each unvested Award held by the Non-Employee Director shall vest as of the date of such termination.

2.07	Capitalization Adjustments

The number of Shares subject to the Awards granted under the Program and the exercise price of Options granted under the Plan shall be subject to the adjustment provision of Section 10 of the Plan.

2.08	Written Grant Agreement; Authority

The grant of Awards under the Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form to be approved by the Committee and duly executed by the Non-Employee Director and an officer of the Company designated for such purpose by the Committee from time to time. The officer(s) so designated by the Committee shall be authorized to take all actions and execute all documents as necessary or desirable to implement the provisions of the Program, without further action or authorization from the Committee.

2.09	Program Subject to Amendment, Modification and Termination

This Program may be amended, modified or terminated by the Committee in the future at its sole discretion. No Non-Employee Director shall have any rights hereunder unless and until an Award is actually granted. Without limiting the generality of the foregoing, the Committee hereby expressly reserves the authority to terminate this Program during any year up and until the election or appointment of members of the Board.

2.10	Code Section 409A

It is intended that Awards granted under the Program will be exempt from Code Section 409A. In furtherance of this intent, the provisions of this Program will be interpreted, operated, and administered in a manner consistent with these intentions. Notwithstanding anything to the contrary in the Program and without limiting this Section 2.10, in the event that the Committee determines that any payment under the Program may be subject to Section 409A of the Code, the Committee may adopt such amendments to Program or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Non-Employee Director, that the Committee determines are reasonable, necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. In that light, the Company makes no representation or covenant to ensure that the payments under the Program are exempt from or compliant with Section 409A of the Code and will have no liability to a Non-Employee Director or any other party if a payment under the Program that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS HEREOF, the undersigned has set her hand hereunto as of the date first written above.

/s/ Angela L. Kleiman
Name:	Angela L. Kleiman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to Stock Award and Incentive Compensation Plan

ESSEX PROPERTY TRUST, INC.
2018 LONG-TERM INCENTIVE AWARD
AWARD AGREEMENT

Name of Grantee:  [________] (“the Grantee”)
No. of Restricted Stock Units: [_________] (the “Stock Units”)
Grant Date: [__________] (the “Grant Date”)

RECITALS

1.           The Grantee is a director of Essex Property Trust, Inc., a Maryland corporation (the “Company”).

2.           The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has approved the terms of the 2018 Long-Term Incentive Awards.  This award agreement (this “Award Agreement”) evidences a 2018 Long-Term Incentive Award to the Grantee (the “Award”), which is subject to the terms and conditions set forth herein.

3.           The Grantee was selected by the Company to receive the Award.  The Company, effective as of the Grant Date set forth above, issued to the Grantee the number of Stock Units set forth above.

4.           Capitalized terms used herein shall have the respective meanings ascribed to them in Appendix A hereto. Unless the context requires otherwise, capitalized terms used, but not otherwise defined herein or in Appendix A, shall have the respective meanings ascribed to them in the 2013 Plan.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.           Grant of Stock Units; Issuance of Stock; Payment of Dividends.

(a)           The Company hereby grants the Grantee an award consisting of [________] Stock Units with the terms and conditions set forth in this Agreement.  The 2013 Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

(b)           On the Determination Date, (i) the Committee will determine, pursuant to Section 2(b), the number of Stock Units for which the performance criteria applicable to such Stock Units were satisfied as of the Valuation Date, (ii) the Company will issue to the Grantee a number of shares of Stock equal to the number of such earned Stock Units and (iii) all of the Stock Units shall be canceled. The Award is intended to comply with the requirements for a “short term deferral” under Section 409A of the Internal Revenue Code and this Agreement and the Stock Units will be construed and administered to comply with such requirements.

(c)           Neither this Award nor the Stock Units may be sold, transferred, pledged assigned or otherwise encumbered or disposed of by the Grantee.

(d)           With respect to the shares of Stock issuable pursuant to Section 1(b) above, the Grantee shall be entitled to dividends with a record date on or after the Determination Date. Prior to the Determination Date, Grantee shall not be entitled to any dividends with respect to the Stock Units or the Stock issuable in settlement thereof.

2.           Performance Criteria and Attainment Levels.

(a)           The number of Stock Units that will be earned pursuant to this Award will be based on the Company’s Equity REIT Relative TSR as of the Valuation Date in accordance with the following table:

Equity REIT Relative TSR	Percentage of Stock Units Earned	Stock Units Earned
50th percentile or below	50%	[____]
75th percentile or greater	100%	[____]

For Equity REIT Relative TSR falling between the 50th percentile and the 75th percentile, the number of Stock Units earned will be based on linear interpolation between the number of Stock Units that would have been earned if Equity REIT Relative TSR was at the 50th percentile and the number that would have been earned if Equity REIT Relative TSR was at the 75th percentile, as set forth above.

(b)           The Committee, as promptly as practicable following the conclusion of the Performance Period (but, in any event, no later than two and one-half months after the conclusion of the Performance Period), shall determine the actual number of the Stock Units that are earned in accordance with this Section 2.

3.           Vesting.  All of the Stock Units and shares of Stock issued pursuant to this Award shall be fully vested upon issuance.

4.           Tax Withholding.  The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.  The Grantee shall, not later than the date as of which vesting or payment in respect of this award becomes a taxable event, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state and local taxes required by law to be withheld on account of such taxable event; provided that, to the extent such taxable event occurs upon or concurrently with the issuance or vesting of Stock hereunder, the Company will satisfy any required minimum tax withholding obligation by withholding a number of vested shares of Stock issued or issuable hereunder with a Fair Market Value equal to such minimum tax withholding obligation as determined pursuant to the 2013 Plan.  For purposes of this Section 4, the Fair Market Value of the shares of Stock to be withheld shall be calculated in the same manner as the shares of Stock are valued for purposes of determining the amount of withholding taxes due.

5.           Changes in Capital Structure.  If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company, (iii) any cash dividend or other distribution to holders of shares of Stock shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of equitable or proportionate adjustment in the terms of this Award Agreement, the Stock Units or the shares of Stock issuable pursuant to this Award to avoid distortion in the value of this Award, then the Committee shall make equitable or proportionate adjustment and take such other action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Stock Units and the shares of Stock prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Award Agreement; (B) adjustments in any calculations provided for in this Award Agreement, and (C) substitution of other awards under the 2013 Plan or otherwise.  All adjustments made by the Committee shall be final, binding and conclusive.

6.           Effectiveness of Award Agreement

(a)           This award shall be binding upon the successors and permitted assigns of the Grantee and shall be binding upon successors and assigns of the Company.

(b)           Every provision of this Award Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

7.           Governing Law.

This Award Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.           Administration.

This Award shall be administered by the Committee, which in the administration of this Award shall have all the powers and authority it has in the administration of the 2013 Plan as set forth in the 2013 Plan.

9.           Communication.

Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given if (i) given either by facsimile transmission or telex, by reputable overnight delivery service, postage prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated herein or to such other address as my party hereto may specify as provided herein, or (ii) delivered personally at such address.

IN WITNESS WHEREOF, the undersigned has executed this Award Agreement as of the Grant Date.

ESSEX PROPERTY TRUST, INC.

By:
Hereunto duly authorized

APPENDIX A

DEFINITIONS

“2013 Plan” means the Essex Property Trust, Inc. 2013 Stock Award and Incentive Compensation Plan, as amended, modified or supplemented from time to time.

“Change in Control” shall mean the occurrence of any one of the following events:

(i)            any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of any of the Company or any of its subsidiaries of affiliates), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company);

(ii)           persons who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board (rounded up to the next whole number), provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of a majority of the Incumbent Directors; provided, however, that any person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

 (iii)           the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, “beneficially own” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (i)) to 30 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 30 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

“Company Affiliate” means any parent entity of the Company, if any, that directly or indirectly owns a majority of the common equity of the Company, any direct or indirect subsidiary of any such parent entity and any direct or indirect subsidiary of the Company.

“Determination Date” means the date on which the number of Stock Units earned pursuant to this Award is determined by the Compensation Committee pursuant to Section 2(b).

“Equity REIT Relative TSR” means the percentile rank of the Company’s total stockholder return during the Performance Period relative to the total stockholder returns of the Index Companies during the Performance Period as determined by dividing (a) the sum of (i) 100% minus the percentage of Index Companies with a total stockholder return greater than the Company during the Performance Period, plus (ii) the percentage of Index Companies with a total stockholder return less than the Company during the Performance Period, by (b) two. For example, if there were nine Index Companies, four with higher total stockholder returns, four with lower total stockholder returns and one with identical total stockholder return during the Performance Period, then the Company would be in the 50th percentile, as calculated by taking the percentage of companies with higher total stockholder returns (4 / 9 = 44%), adding 100% minus the percentage of companies with lower total stockholder returns (100% - 4 / 9 = 56%) and dividing by two ((44% + 56%) / 2 = 50%).

 For purposes of this definition, the total stockholder return of the Company and each of the Index Companies shall be computed based on the total return that would have been realized by a stockholder who (1) bought $100 of shares of common equity securities of such company on the Grant Date at a price per share equal to the closing sales price per share on the principal national stock exchange on which shares of such common equity securities are listed on such date (or, if such date is not a trading date, on the most recent prior trading date), (2) contemporaneously reinvested each dividend and other distribution declared during the Performance Period and received with respect to such share (and any other shares previously received upon reinvestment of dividends or other distributions) and (3) sold such shares on the last day of the Performance Period for a per share price equal to the average closing sales price per share on the principal national stock exchange on which shares of such common equity securities are listed for the twenty (20) consecutive calendar day period up to and including the Valuation Date; provided that if the Valuation Date is the date upon which a Transactional Change in Control occurs, the ending stock price of the Stock as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change in Control for one share of Stock. Total stockholder return shall be computed on a consistent basis across all companies, in accordance with the foregoing, using total stockholder return data obtained from SNL Financial (or such other third party data provider as is selected by the Committee in its sole discretion).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (a) if shares of Stock are then listed on a national stock exchange, the closing sales price per share on the principal national stock exchange on which shares of Stock are listed on such date (or, if such date is not a trading date on which there was a sale of such shares on such exchange, the last preceding date on which there was a sale of Stock on such exchange), (b) if shares of Stock are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for shares of Stock in the principal over-the-counter market on which shares of Stock are traded on such date (or, if such date is not a trading date on which there was a sale of shares of Stock on such market, for the last preceding date on which there was a sale of shares of Stock in such market), or (c) if shares of Stock are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where shares of Stock are so listed or traded, the Committee may make such discretionary determinations where shares of Stock have not been traded for 10 trading days.

“Index Companies” means, as of a particular date, the companies named on Appendix B hereto; provided that no such company will be deemed an Index Company if such company ceases to have a class of common equity securities listed on a national stock exchange during the entire Performance Period.

“Performance Period” means the period beginning on the Grant Date and ending on the Valuation Date.

“Stock” means a share of the Company’s common stock, par value $0.001 per share.

“Transactional Change in Control” means a Change in Control resulting from any person or group making a tender offer for Stock, a merger or consolidation where the Company is not the surviving entity, the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property or consisting of a sale, transfer or disposition of all or substantially all of the assets of the Company.

“Valuation Date” means the earlier of (A) December [__], 2018, or (B) the date upon which a Change in Control shall occur.

APPENDIX B

INDEX COMPANIES